FOR IMMEDIATE RELEASE
Lear Contact:
Mel Stephens
(248) 447-1624
Lear Reduces its 2008 Outlook for Sales and Earnings, but Still
Expects to Generate Positive Free Cash Flow for the Year
     SOUTHFIELD, Mich., October 10, 2008 — Lear Corporation [NYSE: LEA], a leading global supplier of automotive seating systems, electrical distribution systems and electronics products, today announced that as a result of deteriorating and volatile industry and general economic conditions, it is reducing its full-year 2008 sales outlook from $15 billion to approximately $14 billion and now sees income before interest, other expense, income taxes, restructuring costs and other special items (core operating earnings) down about 20% from the previous guidance of $550 million to $600 million provided on July 29, 2008 based on current production estimates. Even with the lower sales and earnings forecast, Lear expects to generate positive free cash flow for the year.
     Rapidly declining North American vehicle sales and production generally, combined with a major shift in product mix to smaller passenger vehicles in the U.S., as well as slowing sales and lower production in Europe are the major factors impacting the Company’s financial outlook for the remainder of 2008.
     “Lear has been very pro-active in restructuring global operations and taking steps to maintain a strong liquidity position,” said Bob Rossiter, Lear’s chairman, chief executive officer and president. “As conditions have deteriorated, we have aggressively responded by taking actions to reduce our cost structure. As a result, we expect to generate positive free cash flow for the year. However, like all automotive suppliers, we are being adversely impacted by lower production volumes.”
     Lear will provide a further update to its full-year 2008 outlook when it holds its third-quarter 2008 earnings conference call to review financial results and related matters on Thursday, October 30, 2008 at 9:00 a.m. EDT. To participate in the conference call, dial 1-800-789-4751, for domestic calls and 1-706-679-3323 for International calls. An audio replay will be available two hours following the call at: 1-800-642-1687 for domestic calls and 1-706-645-9291 for international calls. The audio replay will be available until November 13, 2008. (Conference I.D. 62167964). You may also listen to the live audio webcast of the call, in listen-only mode, on the corporate website at http://www.lear.com.
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Non-GAAP Financial Information
     The Company has provided in this press release information regarding “income before interest, other expense, income taxes, restructuring costs and other special items” (core operating earnings) and free cash flow (each, a non-GAAP financial measure). Other expense includes, among other things, non-income related taxes, foreign exchange gains and losses, discounts and expenses associated with the Company’s asset-backed securitization and factoring facilities, minority interests in consolidated subsidiaries, equity in net income of affiliates and gains and losses on the sale of assets. Free cash flow represents net cash provided by operating activities before the net change in sold accounts receivable, less capital expenditures. The Company believes it is appropriate to exclude the net change in sold accounts receivable in the calculation of free cash flow since the sale of receivables may be viewed as a substitute for borrowing activity.
     Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position and results of operations. In particular, management believes that core operating earnings is a useful measure in assessing the Company’s financial performance by excluding certain items (including those items that are included in other expense) that are not indicative of the Company’s core operating earnings or that may obscure trends useful in evaluating the Company’s continuing operating activities. Management also believes that this measure is useful to both management and investors in their analysis of the Company’s results of operations and provides improved comparability between fiscal periods. Management believes that free cash flow is useful to both management and investors in their analysis of the Company’s ability to service and repay its debts. Further, management uses these non-GAAP financial measures for planning and forecasting in future periods.
     Core operating earnings and free cash flow should not be considered in isolation or as substitute for pretax income, net income, cash provided by operating activities or other income statement or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. In addition, the calculation of free cash flow does not reflect cash used to service debt and therefore, does not reflect funds available for investment or other discretionary uses. Also, these non-GAAP financial measures, as determined and presented by the Company, may not be comparable to related or similarly titled measures reported by other companies.
     Given the inherent uncertainty regarding special items, other expense and the net change in sold accounts receivable in any future period, a reconciliation of forward-looking financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP is not feasible. The magnitude of these items, however, may be significant.

Forward-Looking Statements
           This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and liquidity. Actual results may differ materially from anticipated results as a result of certain risks and uncertainties, including but not limited to, general economic conditions in the markets in which the Company operates, including changes in interest rates or currency exchange rates, the financial condition of the Company’s customers or suppliers, changes in actual industry vehicle production levels from the Company’s current estimates, fluctuations in the production of vehicles for which the Company is a supplier, the loss of business with respect to, or the lack of commercial success of, a vehicle model for which the Company is a significant supplier, including declines in sales of full-size pickup trucks and large sport utility vehicles, disruptions in the relationships with the Company’s suppliers, labor disputes involving the Company or its significant customers or suppliers or that otherwise affect the Company, the Company’s ability to achieve cost reductions that offset or exceed customer-mandated selling price reductions, the outcome of customer negotiations, the impact and timing of program launch costs, the costs, timing and success of restructuring actions, increases in the Company’s warranty or product liability costs, risks associated with conducting business in foreign countries, competitive conditions impacting the Company’s key customers and suppliers, the cost and availability of raw materials and energy, the Company’s ability to mitigate increases in raw material, energy and commodity costs, the outcome of legal or regulatory proceedings to which the Company is or may become a party, unanticipated changes in cash flow, including the Company’s ability to align its vendor payment terms with those of its customers, the Company’s ability to access capital markets on commercially reasonable terms and other risks described from time to time in the Company’s Securities and Exchange Commission filings. In particular, the Company’s financial outlook is based on several factors, including the Company’s current industry vehicle production and raw material pricing assumptions. The Company’s actual financial results could differ materially as a result of significant changes in these factors.
     The forward-looking statements in this press release are made as of the date hereof, and the Company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.
     Lear Corporation is one of the world’s leading suppliers of automotive seating systems, electrical distribution systems and electronics products. The Company’s world-class products are designed, engineered and manufactured by a diverse team of 91,000 employees at 215 facilities in 35 countries. Lear’s headquarters are in Southfield, Michigan, and Lear is traded on the New York Stock Exchange under the symbol [LEA]. Further information about Lear is available on the internet at http://www.lear.com.